UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2008

Grubb & Ellis Healthcare REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53206	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On July 3, 2008, we issued a press release announcing our acquisition of Medical Portfolio 2, a five building medical office portfolio located in Missouri and Texas. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01 Other Events.

On June 30, 2008, we completed the acquisition of Medical Portfolio 2 from STL MRG, LP, LIL Endocenter, LP, Peachy Falls, L.P. and Winghaven, LP, unaffiliated third parties, for a total purchase price of $44,800,000, plus closing costs. As previously reported in the Current Report on Form 8-K we filed on June 27, 2008, we entered into a $50,321,500 secured loan with Wachovia Financial Services, Inc., or the Wachovia Pool. We financed the purchase price of Medical Portfolio 2 with $15,807,000 in borrowings from the Wachovia Pool, $14,497,000 through the assumption of an existing loan on two of the buildings within the portfolio and the remaining balance in cash. A total acquisition fee of $1,344,000, or 3% of the total purchase price of Medical Portfolio 2, was paid to our advisor and its affiliate.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Grubb & Ellis Healthcare REIT, Inc. Press Release, dated July 3, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT, Inc.

July 3, 2008	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

99.1	Grubb & Ellis Healthcare REIT, Inc. Press Release, dated July 3, 2008